                                                                      Exhibit 16

                               Daszkal Bolton LLP
                          2401 NW Boca Raton Boulevard
                            Boca Raton, Florida 33431

August 17, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements that we understand  CepTor  Corporation will include under Item 4.01 of the Current  Report on Form 8-K/A it will file  regarding the recent  change of auditors.  We agree with such  statements  made  regarding our firm.  We have no basis to agree or disagree  with other  statements  made under
Item 4.01.

/s/ Daszkal Bolton LLP
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Daszkal Bolton LLP
Certified Public Accountants